  Exhibit 99.1

McMoRan EXPLORATION CO.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On January 17, 2013, McMoRan Exploration Co. (McMoRan) completed the sale of the Laphroaig field to Energy XXI Onshore, LLC (EXXI) for cash consideration of $80 million, after closing adjustments, and the assumption of approximately $0.6 million of related abandonment obligations (the Laphroaig Sale). The Laphroaig Sale was effective January 1, 2013.

Previously, on November 13, 2012, McMoRan completed the sale of a package of Gulf of Mexico traditional shelf oil and gas properties in the Eugene Island area to Arena Energy, LP (Arena), and on October 2, 2012, McMoRan completed the sale of three Gulf of Mexico shelf oil and gas properties in the West Delta and Mississippi Canyon areas to Renaissance Offshore, LLC (Renaissance) (collectively, the Previous Transactions).  The combined net cash proceeds from the Previous Transactions (after closing adjustments) totaled $55.9 million and reclamation obligations assumed by the purchasers totaled $45.6 million.  The Previous Transactions were effective July 1, 2012.

The following unaudited pro forma condensed consolidated financial statements and accompanying notes of McMoRan as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011 (Pro Forma Statements), which have been prepared by McMoRan’s management, are derived from the audited consolidated financial statements of McMoRan for the year ended December 31, 2011 included in its 2011 Annual Report on Form 10-K and the unaudited condensed consolidated financial statements of McMoRan as of and for the nine months ended September 30, 2012 included in its Quarterly Report on Form 10-Q for the period then ended.

The Pro Forma Statements are provided for illustrative purposes only and do not purport to represent what McMoRan’s financial position or results of operations would have been had the Laphroaig Sale and the Previous Transactions been consummated on the dates indicated or the financial position or results of operations for any future date or period. The unaudited pro forma condensed consolidated balance sheet was prepared assuming the Laphroaig Sale and the Previous Transactions had occurred on September 30, 2012. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2011 and for the nine months ended September 30, 2012 were prepared assuming the Laphroaig Sale and the Previous Transactions had occurred on January 1, 2011. McMoRan believes the assumptions used in the preparation of the Pro Forma Statements provide a reasonable basis for presenting the significant effects directly attributable to the Laphroaig Sale and the Previous Transactions.

The Pro Forma Statements should be read in conjunction with the historical consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are set forth in McMoRan’s Annual Report on Form 10-K for the year ended December 31, 2011 and in McMoRan’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

McMoRan EXPLORATION CO.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2012
(in thousands)

						Laphroaig
		Renaissance	Arena			Sale
		Pro Forma	Pro Forma			Pro Forma
	Historical	Adjustments	Adjustments			Adjustments	Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$191,934	$23,053	a	$25,753	a	$79,988	a	$320,728
Accounts receivable	56,044	(1	)b	(4	)b	-		56,039
Inventories	35,551	-		-		-		35,551
Prepaid expenses	16,636	-		(37	)b	-		16,599
Current assets from discontinued operations
including restricted cash of $473	797	-		-		-		797
Total current assets	300,962	23,052		25,712		79,988		429,714
Property, plant and equipment, net	2,378,285	(28,562	)c	(32,305	)c	(5,524	)c	2,311,894
Restricted cash and other	62,575	-		(2,440	)d	-		60,135
Deferred costs	9,023	-		-		-		9,023
Long-term assets from discontinued operations	439	-		-		-		439
Total assets	$2,751,284	$(5,510)		$(9,033)		$74,464		$2,811,205

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$89,635	$(99	)b	$50	b	$-		$89,586
Accrued liabilities	145,779	42	b	366	b	796	b	146,983
Accrued interest and dividends payable	20,704	-		-		-		20,704
Current portion of accrued oil and gas
reclamation costs	64,571	-		-		-		64,571
5¼% convertible senior notes due October 2012	345	-		-		-		345
Other current liabilities	6,480	(2,800	)e	(3,680	)e	-		-
Current liabilities from discontinued operations,
including sulphur reclamation costs	2,717	-		-		-		2,717
Total current liabilities	330,231	(2,857)		(3,264)		796		324,906
5¼% convertible senior notes due October 2013	67,832	-		-		-		67,832
11.875% senior notes	300,000	-		-		-		300,000
4% convertible senior notes	188,943	-		-		-		188,943
Accrued oil and gas reclamation costs	227,279	(8,356	)f	(37,280	)f	(606	)f	181,037
Other long-term liabilities	19,896	-		(2,440	)d	-		17,456
Other long-term liabilities from discontinued
operations, including sulphur reclamation costs	18,624	-		-		-		18,624
Total liabilities	1,152,805	(11,213)		(42,984)		190		1,098,798
Stockholders’ equity	1,598,479	5,703	g	33,951	g	74,274	g	1,712,407
Total liabilities and stockholders’ equity	$2,751,284	$(5,510)		$(9,033)		$74,464		$2,811,205

See accompanying notes.

McMoRan EXPLORATION CO.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011
(in thousands, except per share amounts)

						Laphroaig
		Renaissance		Arena		Sale
		Pro Forma		Pro Forma		Pro Forma
	Historical	Adjustments		Adjustments		Adjustments		Pro Forma

Revenues:
Oil and natural gas	$542,310	$(12,588	)h	$(34,971	)h	$(19,104	)h	$475,647
Service	13,104	(895	)h	(1,135	)h	(172	)h	10,902
Total revenues	555,414	(13,483)		(36,106)		(19,276)		486,549
Costs and expenses:
Production and delivery costs	206,319	(2,389	)h	(15,077	)h	(1,672	)h	187,181
Depletion, depreciation and amortization
expense	307,902	(4,577	) i	(14,000	) i	(10,642	) i	278,683
Exploration expenses	81,742	-		-		-		81,742
General and administrative expenses	49,471	-		-		-		49,471
Main Pass Energy HubTM costs	588	-		-		-		588
Insurance recoveries	(91,076)	-		-		-		(91,076)
Gain on sale of oil and gas property	(900)	-		-		-		(900)
Total costs and expenses	554,046	(6,966)		(29,077)		(12,314)		505,689
Operating income (loss)	1,368	(6,517)		(7,029)		(6,962)		(19,140)
Interest expense, net	(8,782)	-		-		-		(8,782)
Other income (expense), net	810	-		-		-		810
Loss from continuing operations before
income taxes	(6,604)	(6,517)		(7,029)		(6,962)		(27,112)
Income tax expense	-	-		-		-		-
Loss from continuing operations	(6,604)	(6,517)		(7,029)		(6,962)		(27,112)

Basic and diluted loss per share of common stock from continuing operations	$(0.04)							$(0.17)

Basic and diluted average common shares outstanding	159,216							159,216

See accompanying notes.

McMoRan EXPLORATION CO.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012
(in thousands, except per share amounts)

						Laphroaig
		Renaissance		Arena		Sale
		Pro Forma		Pro Forma		Pro Forma
	Historical	Adjustments		Adjustments		Adjustments		Pro Forma

Revenues:
Oil and natural gas	$282,387	$(8,006	)h	$(15,913	)h	$(13,127	)h	$245,341
Service	10,331	(595	)h	(791	)h	(31	)h	8,914
Total revenues	292,718	(8,601)		(16,704)		(13,158)		254,255
Costs and expenses:
Production and delivery costs	118,734	(1,765	)h	(5,855	)h	(1,329	)h	109,785
Depletion, depreciation and amortization
expense	116,649	(2,519	)i	(5,871	)i	(6,646	)i	101,613
Exploration expenses	122,763	-		-		-		122,763
General and administrative expenses	38,760	-		-		-		38,760
Main Pass Energy HubTM costs	210	-		-		-		210
Insurance recoveries	(1,229)	-		1,229	j	-		-
Gain on sale of oil and gas property	(799)	-		-		-		(799)
Total costs and expenses	395,088	(4,284)		(10,497)		(7,975)		372,332
Operating loss	(102,370)	(4,317)		(6,207)		(5,183)		(118,077)
Interest expense, net	-	-		-		-		-
Loss on debt exchange	(5,955)	-		-		-		(5,955)
Other income (expense), net	525	-		-		-		525
Loss from continuing operations before
income taxes	(107,800)	(4,317)		(6,207)		(5,183)		(123,507)
Income tax expense	-	-		-		-		-
Loss from continuing operations	(107,800)	(4,317)		(6,207)		(5,183)		(123,507)

Basic and diluted loss per share of common stock from continuing operations	$(0.67)							$(0.76)

Basic and diluted average common shares outstanding	161,627							161,627

See accompanying notes.

McMoRan EXPLORATION CO.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION
On January 17, 2013, McMoRan Exploration Co. (McMoRan) completed the sale of the Laphroaig field to Energy XXI Onshore, LLC (EXXI) for cash consideration, after closing adjustments, of $80.0 million and the assumption of related abandonment obligations (the Laphroaig Sale).  The Laphroaig field represented approximately 10 percent of McMoRan’s total average daily production for the fourth quarter of 2012 and four percent of McMoRan’s total estimated reserves at June 30, 2012.  Independent reserve engineers’ estimates of proved reserves for the Laphroaig field at June 30, 2012 totaled approximately 103,000 barrels of oil and 8.9 billion cubic feet of natural gas (9.5 billion cubic feet of natural gas equivalents) with comparable year-end 2012 reserves not expected to be materially different. The Laphroaig Sale was effective January 1, 2013.

Previously, on November 13, 2012, McMoRan completed the sale of a package of Gulf of Mexico traditional shelf oil and gas properties in the Eugene Island area to Arena Energy, LP (Arena), and on October 2, 2012, McMoRan completed the sale of three Gulf of Mexico shelf oil and gas properties in the West Delta and Mississippi Canyon areas to Renaissance Offshore, LLC (Renaissance) (collectively, the Previous Transactions). The combined net cash proceeds from the Previous Transactions (after closing adjustments) totaled $55.9 million and reclamation obligations assumed by the purchasers totaled $45.6 million. Independent reserve engineers’ estimates of proved reserves for the Previous Transactions at June 30, 2012 totaled approximately 1,487 barrels of oil and 13.7 billion cubic feet of natural gas (22.6 billion cubic feet of natural gas equivalents).

The combined cash proceeds from the Laphroaig Sale and the Previous Transactions after closing adjustments totaled $135.9 million.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2012 was prepared assuming that the Laphroaig Sale and the Previous Transactions had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2011 and for the nine months ended September 30, 2012 were prepared assuming the Laphroaig Sale and the Previous Transactions had occurred on January 1, 2011. The Pro Forma Statements do not purport to represent what McMoRan’s financial position or results of operations would have been had the Laphroaig Sale and the Previous Transactions been consummated on the dates indicated or the financial position or results of operations for any future date or period. McMoRan believes the assumptions used in the preparation of the Pro Forma Statements provide a reasonable basis for presenting the significant effects directly attributable to the Laphroaig Sale and the Previous Transactions.

PRO FORMA ADJUSTMENTS
The unaudited pro forma condensed consolidated balance sheet includes the following adjustments:

a.
Reflects transaction related cash proceeds received (excluding deposits received in advance of the Previous Transactions’ closings and prior to September 30, 2012), net of cash flow from operations (revenues less direct operating expenses) of the conveyed properties attributable to the period from the effective dates (January 1, 2013 for the Laphroaig Sale and July 1, 2012 for the Previous Transactions) through the respective transaction closing dates, and net of transaction costs.

b.	Reflects adjustments of certain working capital items related to the Laphroaig Sale and the Previous Transactions.

c.	Reflects the elimination of McMoRan’s investment in property, plant and equipment related to the properties sold.

d.	Reflects the transfer of property abandonment surety escrow funds associated with certain of the properties conveyed to Arena.

e.	Reflects elimination of deposit liabilities for the amounts received from Renaissance and Arena prior to September 30, 2012 as partial consideration under the terms of the Previous Transactions.

f.	Reflects the elimination of asset retirement obligations associated with the properties conveyed in the Laphroaig Sale and the Previous Transactions.

g.
Reflects the impact to retained earnings (stockholders’ equity) for the estimated gains resulting from the Laphroaig Sale and the Previous Transactions that will be recorded by McMoRan in the first quarter of 2013 and the fourth quarter of 2012, respectively. No transaction related gains are reflected in the accompanying unaudited pro forma condensed consolidated statements of operations.

The unaudited pro forma condensed consolidated statements of operations include the following adjustments:

h.	Reflects the elimination of revenues and direct operating expenses attributable to the properties sold.

i.	Reflects the elimination of depreciation, depletion and amortization attributable to the properties sold.

j.	Reflects the elimination of an insurance recovery attributable to one of the properties sold to Arena.

SUMMARY PRO FORMA OIL AND NATURAL GAS RESERVE DATA (UNAUDITED)

The following table sets forth summary pro forma reserve data as of December 31, 2011 giving effect to the Laphroaig Sale and the Previous Transactions.

Estimated Quantities of Oil and Natural Gas Reserves at December 31, 2011:

				Laphroaig
		Renaissance	Arena	Sale
		Pro Forma	Pro Forma	Pro Forma
	Historical	Adjustments	Adjustments	Adjustments	Pro Forma

Proved Reserves:
Oil and Natural Gas Liquids (MBbls)	17,289	(925)	(489)	(90)	15,785
Natural Gas (MMcf)	152,051	(1,645)	(12,385)	(7,722)	130,299

Total reserves (MMcfe)	255,785	(7,193)	(15,319)	(8,263)	225,010

Proved Developed Reserves:
Oil and Natural Gas Liquids (MBbls)	15,573	(925)	(489)	(43)	14,116
Natural Gas (MMcf)	123,626	(1,645)	(12,385)	(4,597)	104,999

Total reserves (MMcfe)	217,064	(7,193)	(15,319)	(4,855)	189,697

Standardized Measure of Discounted Future Net Cash Flows at December 31, 2011 (in thousands):

				Laphroaig
		Renaissance	Arena	Sale
		Pro Forma	Pro Forma	Pro Forma
	Historical	Adjustments	Adjustments	Adjustments	Pro Forma

Future cash inflows	$2,268,446	$(104,190)	$(106,049)	$(43,579)	$2,014,628
Future cost applicable to future cash flows:
Production costs	(566,947)	27,359	27,495	5,746	(506,347)
Development and abandonment costs	(534,703)	17,530	39,769	8,920	(468,484)
Future income taxes	-	-	-	-	-
Future net cash flows	1,166,796	(59,301)	(38,785)	(28,913)	1,039,797
Discount for estimated timing of net cash flows (10% discount rate)	(337,965)	24,757	5,792	4,441	(302,975)
	$828,831	$(34,544)	$(32,993)	$(24,472)	$736,822